Exhibit 99.1

Brownie’s Marine Group Announces 56.4% Increase in Revenues for Fiscal Year End 2021

Pompano Beach, FL April 22, 2022 (Globe Newswire) - Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced results for the fiscal fourth quarter and twelve months ending December 31, 2021.

Chris Constable, CEO of Brownie’s Marine Group, Inc. stated, “We were pleased with our fiscal year 2021 results. We believe that the sales growth of greater than 56% means that our Company is experiencing significant momentum in our markets. This growth was hampered a bit by the worldwide supply chain and logistics challenges leading to higher costs for components and freight, negatively impacting our aggregate margins year over year. Additionally, we invested significantly in human capital to ensure that next year’s sales can continue at a similar pace. While both items affected our profitability for 2021, the Company has adjusted pricing to counter the increased component cost and I also believe that our front-loaded investment in people will pay dividends in the coming year.”

Q4-2021 Highlights

●	Total revenue increased 115.6% to $2.0 million for Q4-2021 vs. $930 thousand in the same period last year;
●	BLU3, Inc. revenue for Q4-2021 increased 294% to $1.04 million versus $263.2 thousand in the same period last year;
●	The Total Adjusted Net Income Loss decreased for Q4-2021 to a loss of $84.3 thousand versus a loss of $314.3 thousand in the same period last year;

Fiscal Year 2021 Highlights(1)

●	Total revenue increased 56.4% to $6.24 million for FY-2021 vs. $3.98 million in FY-2020;
●	Brownie’s Third Lung revenue increased 6.4% to $2.9 million for FY-2021 vs. $2.7 million in FY-2020;
●	LW Americas revenue increased 25.8% to $616 thousand for FY-2021 vs. $489.6 thousand in FY-2020;
●	BLU3, Inc. revenue increased 191.2% to $2.2 million for FY-2021 vs. $769.7 thousand in FY-2020;
●	The Total Adjusted Net Income Loss decreased for FY-2021 to a loss of $195.0 thousand versus a loss of $404.6 thousand in FY-2020;

(1)	The total revenue, the BLU3 revenue and the Total Adjusted Net Income for 2020 are presented excluding the one-time sale of the Blu3 ventilator program to the U.S. Military of $574,900 during 2020.

Select Financial Metrics: Twelve Months Ended December 31st, 2021, Comparisons

(in thousands)	Q4-21	Q4-20	Change	FYE21	FYE20	Less: Vent Project	FYE 20 net of Vent project	Change
Total Net Revenues	$2,005.00	$930.00	115.59%	$6,227.40	$4,556.00	$574.90	$3,981.10	56.42%
Brownie’s Third Lung	$477.30	$529.60	-9.88%	$2,897.20	$2,721.80	$0.00	$2,721.80	6.44%
LW Americas	$138.90	$137.20	1.24%	$616.00	$489.60	$0.00	$489.60	25.82%
BLU3, Inc.	$1,037.10	$263.20	294.03%	$2,241.40	$1,344.60	$574.90	$769.70	191.20%
Submersible Systems, Inc.	$351.70	-	NM	$472.80	-	-	-	NM
Operating Income (loss)	$(623.40)	$(693.60)	-10.12%	$(1,852.7)	$(1,333.10)	$280.40	$(1,564.07)	14.82%
Net Income (loss)	$(517.00)	$(697.40)	-25.87%	$(1,588.5)	$(1,351.6)	$280.40	$(1,702.10)	-2.67%
Adjusted Net Income (loss)	$(84.33)	$(314.27)	-73.16%	$(195.02)	$57.23	$461.80	$(404.58)	-51.80%
NM = not measurable/meaningful

Operational Highlights

●	May 2021 – BWMG announced that they have entered into an exclusive distributor agreement with Chrysalis Trading CC DBA Bright Weights for the US and the Caribbean.
●	September 2021 – BWMG completed its first acquisition, Submersible Systems, Inc. based out of Huntington Beach, California.
●	October 2021 – BWMG’s subsidiary, BLU3, Inc. launched its next-generation Ultra-Portable Tankless Dive System, the Nomad.

Non-Operational Highlights

●	In May 2021, BWMG announced that their subsidiary, BLU3, Inc. established a working partnership with Aquarium and Shark Lab by Team ECCO in their mission to introduce and educate children and adults in Western North Carolina to the ocean and its inhabitants.
●	In August 2021, BWMG employees attended a coastal conservation clean-up hosted by Force Blue & Pepsi Stronger Together in Lauderdale-by-the-sea, Florida.

Robert M. Carmichael, President and Chairman of the Board added, “We believe that part of our mission here at Brownie’s is to be part of the growth of the marketplace for recreational water exploration and conservation. By educating new users to enjoy our products, we are hopefully creating new customers, but also folks who will be good stewards of our oceans over the long-term. To that end, we have recently launched a new subsidiary called Live Blue, a pilot program for guided tours, rental, and coaching provided with the Company’s innovative line of products from BLU3. We are launching in conjunction with our acquisition of Gold Coast Scuba, LLC, a dive shop and scuba diving training center operating in Lauderdale-by-the-Sea, Florida.” Mr. Carmichael further added, “Our products are designed to be a fun, safe and easy way entry point to get a larger audience of people to come and enjoy our waters, and that building the marketplace will be a win-win for everyone involved.”

Non-GAAP Financial Measures

This press release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). We report adjusted net income (loss) to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity-based compensation. We believe the presentation of adjusted net income (loss) enhances our investors’ overall understanding of the financial performance of our business.

We believe that investors should have access to the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

The following is an unaudited reconciliation of adjusted net income (loss) to net income (loss) for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,		Nine Months Ended September 30,
	2021	2020	2021	2020	2021	2020
Net income (loss)	$(517,002)	$(697,419)	$(1,588,467)	$(1,351,619)	$(1,071,465)	$(654,200)
plus:
Stock issued for services	$57,690	$57,758	$238,642	$308,479	$180,952	$250,721
Stock-based compensation incentive bonus shares issued to CEO and employees	-	-	-	$241,670	-	$241,670
Stock-based compensation – options	$374,977	$325,395	$1,154,801	$858,695	$779,824	$533,300
Adjusted net income (loss)	$(84,335)	$(314,266)	$(195,024)	57,225	$(110,689)	$371,491

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., owns and operates a portfolio of companies with a concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has four subsidiaries focused on various sub-sectors of our industry, including Brownie’s Third Lung in Surface Supplied Air, BLU3, Inc. in Ultra-Portable Tankless Dive Systems, LW Americas in High Pressure Gas Systems and Submersible Systems, Inc. in Redundant Air Tank Systems. The Company’s wholly owned subsidiaries do business under their respective trade names on both a wholesale and retail basis from our headquarters and manufacturing facility in Pompano Beach, Florida, and a manufacturing facility in Huntington Beach, California.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2022, and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954) 462-5570
info@browniesmarinegroup.com